POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby appoint and constitute Ben A. Anderson, James R. Joyce and Timothy L. Largay and each of them as his agent and attorney-in-fact to execute in his name, place and stead (whether on behalf of the undersigned individually or as a director of Canada Southern Petroleum Ltd. or otherwise) the Registration Statement on Form S-1 of Canada Southern Petroleum Ltd. (the "Company") respecting any limited voting shares, par value $1 Canadian per share, of the Company issued or issuable in connection with the Company's offering to shareholders limited voting shares and rights to purchase limited voting shares, respectively, and any and all amendments thereto and to file such Form S-1 and any such amendment thereto with the Securities and Exchange Commission. Each of the said attorneys shall have the power to act hereunder with or without the other.

         IN WITNESS WHEREOF, the undersigned have executed this instrument this 22nd day of September 22, 2000.


By:/s/ M. Anthony Ashton                           By:/s/ Ben A. Anderson
   ---------------------                              -------------------
Name: M. Anthony Ashton                            Name: Ben A. Anderson


By:/s/ Benjamin W. Heath                           By:/s/ Arthur B. O'Donnell
   ---------------------                              ------------------------
Name: Benjamin W. Heath                            Name: Arthur B. O'Donnell



By:/s/ Timothy L. Largay
   ---------------------
Name: Timothy L. Largay